UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 25, 2008

UAL CORPORATION
 (Exact name of registrant as specified in its charter)

Delaware	001-06033	36-2675207
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

77 W. Wacker Drive, Chicago, IL	60601
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (312) 997-8000

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed in the Company’s Current Report on Form 8-K filed on August 15, 2008, the Company named Kathryn A. Mikells the Senior Vice President and Chief Financial Officer of UAL Corporation effective November 1, 2008. On September 25, 2008, the Human Resources Subcommittee of the UAL Board approved the compensation arrangement for Ms. Mikells. In recognition of her increased level of responsibility as Senior Vice President and Chief Financial Officer and based on a review of external market data of chief financial officer compensation, the Human Resources Subcommittee approved increases in her annual salary, annual bonus opportunity and long-term incentive equity awards. Effective November 1, 2008, Ms. Mikells will receive an annual salary of $525,000 and an annual incentive award opportunity of 60% of annual salary.

The Human Resources Subcommittee also approved the grant of an equity award to Ms. Mikells under the 2008 Incentive Compensation Plan, effective November 3, 2008. The award will consist of 50,000 stock options and 30,000 shares of restricted stock, and will vest at a rate of 25% annually over four years beginning on November 3, 2009. The terms of the award will be similar to the terms set forth on the Restricted Share and Stock Option Award Notices, filed as exhibits 10.4 and 10.5 to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UAL CORPORATION
	By:	/s/ Paul R. Lovejoy

	Name:	Paul R. Lovejoy
	Title:	Senior Vice President,
General Counsel and Secretary
Date: September 29, 2008

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